Filed Pursuant to Rule 424(b)(3)
                                                   Registration Number 333-39050

                               ReSourcePhoenix.com

                PROSPECTUS SUPPLEMENT #7, DATED NOVEMBER 30, 2000

         (To Prospectus dated August 25, 2000 and Prospectus Supplements dated September 13, 2000, October 4, 2000, October 26, 2000 November 8, 2000, November 16, 2000, and November 22, 2000)

         This Prospectus Supplement should be read in conjunction with the Prospectus and the Prospectus Supplements referenced above.

RECENT DEVELOPMENTS

         On November 29, 2000, ReSourcePhoenix.com (RPC) announced that it has agreed to sell substantially all of its assets to Phoenix American Incorporated
(PAI), an RPC affiliate, as part of an orderly winding down of the company's operations. In this regard, PAI will assume the company's obligations to its secured creditors. No recovery to general unsecured creditors or shareholders is anticipated at this time. In addition, the company announced the layoff of approximately 80 of its 173 employees. The remaining employees will be transitioned to the purchaser of the assets.